UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 26, 2013
(September 26, 2013)

Exact Name of Registrant as Specified
Commission	in Charter, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported, PNM Resources, Inc.'s wholly-owned subsidiary, Public Service Company of New Mexico (“PNM”), has a power purchase agreement (“PPA”) to purchase all of the electric capacity and energy from the Valencia Energy Facility (“Valencia”), a 145 MW natural gas-fired power plant near Belen, New Mexico, through May 2028. PNM has previously concluded that the third party entity that owns Valencia is a variable interest entity under generally accepted accounting principles in the United States of America, and PNM consolidates the entity in its financial statements.
During the term of the PPA, PNM has the option to purchase and own up to 50% of the plant either through a purchase of an undivided interest in the plant or a purchase of equity interests in the variable interest entity. PNM has been asked about its intentions with respect to Valencia. In that regard, PNM is evaluating its alternatives with respect to Valencia, including exercising its purchase option, with the goal of achieving a fair and economical benefit to its customers. Also, PNM is in the process of developing its Integrated Resource Plan. Through this process, PNM will evaluate all of its resource options including this PPA to determine the most optimal way to service its customers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO

(Registrants)

Date: September 26, 2013	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)